Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-120606, 333-130941, 333-139918, 333-147387, 333-148740, 333-156799, 333-156800, 333-165392 and 333-171978) of ZipRealty, Inc. of our report dated March 9, 2012 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 9, 2012